UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2009

CB RICHARD ELLIS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	000-53200	56-2466617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 Hulfish Street, Suite 280, Princeton, NJ 08542

(Address of principal executive offices)

(609) 683-4900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On January 22, 2009, CB Richard Ellis Realty Trust (the “Company”) announced the execution of lease arrangements with tenants at the following industrial properties in the Company’s portfolio:

631 International

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Assa Abloy Hospitality Inc., the global leader in hotel security technology, has extended their lease for five years and six months for the 44,008 square foot warehouse distribution building they occupy in the International Business Center located at 631 International Parkway, Suite 100 in Richardson, Texas.

505 Century

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Cintas-R.U.S. L.P., the largest uniform supplier in North America, has extended their lease for three years for the 16,856 square foot flex warehouse/office building they occupy at Millenium Business Park at 505 Century Parkway in Allen, Texas.

Fairforest Building 2

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Circor Instrumentation Technologies LLC, which specializes in fluid process control solutions, has renewed their lease for 10 years and nine months for the 104,160 square foot light industrial warehouse building they occupy in Fairforest Business Park at 405 Centura Court in Spartanburg, S.C. We and Circor are investing significant capital to improve this building.

North Rhett II

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Jacobs Engineering Group Inc., one of the world’s largest and most diverse providers of professional technical services, has leased the 101,650 square foot light industrial warehouse building known as North Rhett II at 201 Luken Road in Goose Creek, S.C., for an initial one-year term with options to renew for a total term of four years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CB RICHARD ELLIS REALTY TRUST

January 22, 2009	By:	/s/ Jack A. Cuneo
		Name: Title:	Jack A. Cuneo President and Chief Executive Officer